                                                                                                                                                                                EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No(s). 333-239278 and 333-238322 on Form S-1 and Registration Statement No. 333-229014 on Form S-3 and Registration Statement No(s). 333-253934, 333-237249, 333-229343, 333-223893 and 333-221992 on Form S-8 of our auditor’s report dated February 26, 2021, relating to the consolidated financial statements of Zomedica Corp. and its subsidiaries (the “Company”) for the years ended December 31, 2020 and 2019 appearing in this Report on Form 10-K dated March 1, 2022.

 <MNP LLP>

Chartered Professional Accountants

Licensed Public Accountants

March 1, 2022

Toronto, Canada